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                                                                     EXHIBIT 5.1

                          Bracewell & Patterson, L.L.P.
                            711 Louisiana, Suite 2900
                            Houston, Texas 77002-2781
                               Phone: 713.223.2900
                                Fax: 713 221.1212

                                  May 23, 2002



      Southern Financial Bancorp, Inc.
      37 East Main Street
      Warrenton, Virginia 20186

      Ladies and Gentlemen:

      We have acted as counsel to Southern Financial Bancorp, Inc., a Virginia corporation (the "Company"), in connection with the proposed issuance of shares of the Company's common stock, par value $0.01 per share ("Common Stock"). The Shares are proposed to be offered to the shareholders Metro-County Bank of Virginia, Inc. ("Metro-County") in connection with the merger of Metro-County with and into Southern Financial Bank, a wholly-owned subsidiary of the Company, pursuant to the terms of an Agreement and Plan of Reorganization dated as of April 25, 2002, by and among the Company, Southern Financial Bank and Metro-County (the "Agreement"). The Company has filed a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission with respect to the Common Stock to be issued pursuant to the Agreement.

      In our capacity as counsel to the Company in connection with the Agreement, we have examined the originals, or copies certified to our satisfaction, of such records, agreements, instruments and documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In all such examinations we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We also have assumed, with respect to all parties to agreements or instruments relevant hereto other than the Company and Southern Financial Bank with respect to the Agreement, that such parties had the requisite power and authority (corporate or other) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements and instruments are the valid, binding and



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      Southern Financial Bancorp, Inc.
      May 23, 2002
      Page 2


      enforceable obligations of such parties. As to various matters of fact relevant to the opinion hereinafter expressed, we have relied upon, and have assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers and representatives of the Company and others.

      Based on the foregoing, and subject to the limitations set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that, when the shares of the Company's Common Stock are issued upon consummation of the merger pursuant to the terms of the Agreement, such shares will be validly issued, fully paid and non-assessable. The foregoing opinion is based on and is limited to the corporate laws of the Commonwealth of Virginia and the relevant laws of the United States of America, and we render no opinion with respect to the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein under the caption "Legal Matters." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

                                              Very truly yours,

                                              /s/ BRACEWELL & PATTERSON, L.L.P.

                                              Bracewell & Patterson, L.L.P.